PRICING SUPPLEMENT NO. 9 (REVISED)                             Rule 424(b)(3)
DATED: August 21, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:          Floating Rate Notes      Book Entry Notes
$100,000,000               [x]                      [x]

Original Issue Date:       Fixed Rate Notes         Certificated Notes
8/25/97                    [_]                      [_]

Maturity Date: 8/25/2000

Option to Extend Maturity:            No  [x]

                                      Yes [_]   Final Maturity Date:


                                            Optional         Optional
                          Redemption        Repayment        Repayment
Redeemable On             Price(s)          Date(s)          Price(s)
-------------             ----------        ---------        ----------

N/A                       N/A               N/A              N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Quarterly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[x]         CMT Rate

Initial Interest Rate: ***                Interest Payment Period: Quarterly

Index Maturity:  Two Years

Spread (plus or minus): +.10%
---------------------------------------

*        Quarterly on the 25th, commencing November 25, 1997.

**       Quarterly on the 25th, commencing November 25, 1997.

***      The CMT Rate on August 21, 1997, plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\1824\HHH8247U.47A